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                                                            Exhibit 99.(h)(2)(i)

                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, effective as of May 1, 2002, by and between Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company), a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

     WHEREAS the Administrator and Investors Bank entered into a Sub-Administration Agreement dated December 14, 2001 as amended from time to time (the "Sub-Administration Agreement"); and

     WHEREAS, the Administrator and Investors Bank desire to amend the Sub-Administration Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   AMENDMENTS.

     (a) APPENDIX A to the Sub-Administration Agreement is hereby amended by deleting such APPENDIX A in its entirety and replacing it with APPENDIX A attached hereto as Exhibit I.

2.   MISCELLANEOUS.

     (a) Except as amended hereby, the Sub-Administration Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


INVESTORS BANK & TRUST COMPANY                AETNA LIFE INSURANCE AND ANNUITY
                                                    COMPANY

By: /s/ Andrew M. Nesvet                      By: /s/ Laurie M. Tillinghast
    --------------------------                   -------------------------------

Name: Andrew M. Nesvet                        Name: Laurie M. Tillinghast
      ------------------------                     -----------------------------

Title: Managing Director                      Title: Vice President
       -----------------------                      ----------------------------

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                                                                       EXHIBIT I

                                   APPENDIX A

      Series of Portfolio Partners, Inc. (to be renamed ING Partners, Inc.
                             effective May 1, 2002):

                    MFS Emerging Equities Portfolio

                    MFS Research Growth Portfolio

                    MFS Capital Opportunities Portfolio

                    Scudder International Growth Portfolio

                    T. Rowe Price Growth Equity Portfolio

                    Goldman Sachs Capital Growth Portfolio

                    Salomon Brothers Capital Portfolio

                    OpCap Balanced Value Portfolio

                    Brinson Tactical Asset Allocation Portfolio
                    (to be renamed UBS Global Asset Allocation Portfolio)

                    DSI Enhanced Index Portfolio

                    Salomon Brothers Investors Value Portfolio

                    Alger Growth Portfolio

                    Alger Aggressive Growth Portfolio

                    JPMorgan Mid Cap Value

                    Baron Small Cap Growth

                    Van Kampen Comstock

                    MFS Global Growth

                    PIMCO Total Return

                    American Century Small Cap Value